CINGULAR WIRELESS LLC

FORM 8-A/A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OF THE
SECURITIES EXCHANGE ACT OF 1934

CINGULAR WIRELESS LLC

(Exact name of registrant as specified in its charter)

Delaware	74-2955068

(State of organization)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector, Atlanta, GA	30342

(Address of principal offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b)
of the Securities Exchange Act of 1934 (the “Exchange Act”)

	Title of each class	Name of each exchange on which
	To be so registered:	each class is to be registered:

5.625%	Senior Notes Due 2006	New York Stock Exchange
6.50%	Senior Notes Due 2011	New York Stock Exchange
7.125%	Senior Notes Due 2031	New York Stock Exchange

This form relates to the registration of a class of “debt securities”, as defined in Rule 3a12-11(c) under the Exchange Act, pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c).

The offer and sale of these securities (the “Debt Securities”) were registered with the Commission under the Securities Act of 1933 (the “Securities Act”).

Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): NA

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits
EX-4.1.2: SECOND SUPPLEMENTAL INDENTURE

This Registration Statement on Form 8-A/A is being filed to amend and supplement Amendment No. 1 to the Registration Statement on Form 8-A/A (File No. 001-31673) filed on May 8, 2003.

Item 1. Description of Registrant’s Securities to be Registered.

The section “Description of the New Notes” is hereby incorporated by reference from the registrant’s Form S-4 Registration Statement, No. 333-81342, except as amended and supplemented by the description below.

On October 27, 2004, pursuant to a supplemental indenture (the “Second Supplemental Indenture”), Cingular Wireless II, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Registrant, agreed to become co-obligated, jointly and severally with the Registrant, with respect to (i) the due and punctual payment of the principal of and any premium and interest on the Debt Securities and (ii) the performance or observance of every covenant of the Registrant under the original indenture. The co-obligation is a primary obligation of Cingular Wireless II, LLC and holders of the Debt Securities are permitted to make demands of Cingular Wireless II, LLC and the Registrant, or either of them as the primary obligor. The Second Supplemental Indenture is incorporated herein by reference to Exhibit 4.1.2 and the foregoing is qualified in its entirety by the text of the Second Supplemental Indenture.

Item 2. Exhibits

     The following exhibits are incorporated by reference:

Exhibit
Number	Description
4.1.2	Second Supplemental Indenture by and among the Registrant, Cingular Wireless II, LLC and J.P. Morgan Trust Company, National Association (as successor Trustee), dated as of October 27, 2004.

The registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant	CINGULAR WIRELESS LLC

by Cingular Wireless Corporation, its Manager

Date:	October 27, 2004

By:	/s/ Sean Foley Sean Foley Vice President — Treasurer